SLM Student Loan Trust 1996-4 Quarterly Servicing Report
Collection Period 07/01/2005 - 09/30/2005 Distribution Date 10/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		10/03/1996	06/30/2005	09/30/2005

	Principal Balance		$1,478,535,336.00	$149,466,392.91	$—
	Interest to be Capitalized Balance		22,647,947.00	658,478.22	0.00

	Pool Balance		$1,501,183,283.00	$150,124,871.13	$—
	Specified Reserve Account Balance		3,752,958.00	-N/A-	-N/A-

	Adjusted Pool (1)		$1,504,936,241.00	$150,124,871.13	$—

	Weighted Average Coupon (WAC)		8.13%	4.39%	0.00%
	Weighted Average Remaining Term		107.00	74.65	0.00
	Number of Loans		608,428	88,575	0
	Number of Borrowers		232,999	35,567	0

	Since Issued CPR			5.74%	0.00%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	07/25/2005		10/25/2005

	A2	78442GAH9	$97,424,871.13		$—
	Certs	78442GAJ5	$52,700,000.00		$—

C	Account Balances		07/25/2005		10/25/2005

	Reserve Account Balance		$1,501,183.00		$—

D	Asset/Liability		07/25/2005		10/25/2005

	Adjusted Pool Balance		$150,124,871.13		$—
	Total Notes		$150,124,871.13		$—
	Difference		$—		$—
	Parity Ratio		1.00000		.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,859,960.72
	Guarantor Principal	2,507,534.90
	Consolidation Activity Principal	14,696,334.43
	Seller Principal Reimbursement	7,992.14
	Servicer Principal Reimbursement	490.57
	Rejected Claim Repurchased Principal	3,660.65
	Other Principal Deposits	185.72

	Total Principal Receipts	$25,076,159.13

B	Student Loan Interest Receipts
	Borrower Interest	899,089.48
	Guarantor Interest	124,255.35
	Consolidation Activity Interest	159,706.44
	Special Allowance Payments	655,001.15
	Interest Subsidy Payments	207,342.03
	Seller Interest Reimbursement	3,742.90
	Servicer Interest Reimbursement	4,993.95
	Rejected Claim Repurchased Interest	334.64
	Other Interest Deposits	139,832.12

	Total Interest Receipts	$2,194,298.06

C	Investment Income	$197,245.41

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$126,477,700.45

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$60,250.33

I	Less: Funds Previously Remitted:
	Servicing Fees	$(301,194.47)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(301,194.47)

J	AVAILABLE FUNDS	$153,704,458.91

K	Non-Cash Principal Activity During Collection Period	$(650,212.22)

L	Non-Reimbursable Losses During Collection Period	$(3.90)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$3,995.29

N	Aggregate Loan Substitutions	$—

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 1996-4 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	0.00%	0	$0.00	0.000%	4.25%	225	$717,912.78	0.480%

	GRACE	0.00%	0	$0.00	0.000%	4.12%	114	$428,849.57	0.287%

	DEFERMENT	0.00%	0	$0.00	0.000%	4.18%	9,352	$22,975,830.54	15.372%

REPAYMENT:	CURRENT	0.00%	0	$0.00	0.000%	4.41%	60,306	$78,255,089.20	52.356%

	31-60 DAYS DELINQUENT	0.00%	0	$0.00	0.000%	4.48%	3,683	$8,007,778.11	5.358%

	61-90 DAYS DELINQUENT	0.00%	0	$0.00	0.000%	4.49%	1,910	$4,141,919.10	2.771%

	91-120 DAYS DELINQUENT	0.00%	0	$0.00	0.000%	4.39%	1,292	$3,291,056.81	2.202%

	> 120 DAYS DELINQUENT	0.00%	0	$0.00	0.000%	4.45%	3,939	$10,903,767.74	7.295%

	FORBEARANCE	0.00%	0	$0.00	0.000%	4.46%	7,127	$18,847,471.99	12.610%

	CLAIMS IN PROCESS	0.00%	0	$0.00	0.000%	4.52%	625	$1,893,056.42	1.267%

	AGED CLAIMS REJECTED	0.00%	0	$0.00	0.000%	4.17%	2	$3,660.65	0.002%

TOTAL			0	$0.00	0.00%		88,575	$149,466,392.91	100.00%

*	Percentages may not total 100% due to rounding

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 1996-4 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$—	$150,124,871.13
Total # Loans	0	88,575
Total # Borrowers	0	35,567
Weighted Average Coupon	0.00%	4.39%
Weighted Average Remaining Term	0.00	74.65
Non-Reimbursable Losses	$(3.90)	$189.54
Cumulative Non-Reimbursable Losses	$2,262,362.63	$2,262,366.53
Since Issued CPR	0.00%	5.74%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$3,995.29	$6,717.41
Cumulative Rejected Claim Repurchases	$818,688.37	$814,693.08
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 1996-4 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	0.00%	0	$—	0.000%
	- GSL - Unsubsidized	0.00%	0	0.00	0.000%
	- PLUS Loans	0.00%	0	0.00	0.000%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	0.00%	0	$—	0.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	0.00%	0	$—	0.000%
	- Two Year	0.00%	0	0.00	0.000%
	- Technical	0.00%	0	0.00	0.000%
	- Other	0.00%	0	0.00	0.000%

	Total	0.00%	0	$—	0.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			1,811,745.10
	Interest Subsidy Payments Accrued			$226,821.74
	Special Allowance Payments Accrued			$134,135.52
	Investment Income			$197,245.41

	Net Expected Interest Collections			$2,369,947.77
	Accrual Daycount Fraction			0.252054795
	Primary Servicing Fee			$438,707.14
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$150,124,871.13
	Student Loan Rate			5.05089%

*	Percentages may not total 100% due to rounding.

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 1996-4 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
07/25/2005	07/25/2005	1	3.292%
07/26/2005	08/01/2005	7	3.420%
08/02/2005	08/08/2005	7	3.477%
08/09/2005	08/15/2005	7	3.539%
08/16/2005	08/22/2005	7	3.549%
08/23/2005	08/29/2005	7	3.539%
08/30/2005	09/06/2005	8	3.575%
09/07/2005	09/12/2005	6	3.513%
09/13/2005	09/19/2005	7	3.529%
09/20/2005	09/26/2005	7	3.575%
09/27/2005	10/03/2005	7	3.518%
10/04/2005	10/11/2005	8	3.606%
10/12/2005	10/24/2005	13	3.714%

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 1996-4 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$153,704,458.91
A	Primary Servicing Fee	$137,512.67	$153,566,946.24
B	Administration Fee	$20,000.00	$153,546,946.24
C	Noteholders' Interest Distribution Amount	$1,030,306.72	$152,516,639.52
D	Certificateholders' Return Distribution Amount	$595,844.97	$151,920,794.55
E	Noteholders' Principal Distribution Amount	$97,424,871.13	$54,495,923.42
F	Certificateholders' Balance Distribution Amount	$52,700,000.00	$1,795,923.42
G	Reserve Account Reinstatement	$—	$1,795,923.42
H	Carryover Servicing Fee	$—	$1,795,923.42
I	Noteholders' Carryover Interest	$—	$1,795,923.42
J	Certificateholders' Carryover Return	$—	$1,795,923.42
K	Excess Distribution	$1,795,923.42	$—

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 1996-4 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GAH9	78442GAJ5
	Beginning Balance		$97,424,871.13	$52,700,000.00
	Index		TBILL	TBILL
	Spread/Fixed Rate		0.64%	0.93%
	Daycount Fraction		0.25205479	0.25205479
	Interest Rate		4.19567%	4.48567%
	Accrued Interest Factor		0.010575397	0.011306356
	Current Interest Due		$1,030,306.72	$595,844.97
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$1,030,306.72	$595,844.97
	Interest Paid		$1,030,306.72	$595,844.97
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$97,424,871.13	$52,700,000.00
	Ending Principal Balance		$—	$—
	Paydown Factor		0.196817921	1.000000000
	Ending Balance Factor		0.000000000	0.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$150,124,871.13

	Current Adjusted Pool Balance	$—

	Current Principal Due	$150,124,871.13

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$150,124,871.13

	Principal Paid	$150,124,871.13

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$1,501,183.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	1,795,923.42

	Balance Available	$3,297,106.42

	Required Reserve Acct Balance	$—

	Release to Excess Distribution Certificateholder	$3,297,106.42

	Ending Reserve Account Balance	$—

Trust 1996-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005